UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

ZAI LAB LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor Pudong Shanghai, China	201210
(Address of principal executive offices)	(Zip Code)

+86 21 6163 2588

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 1 Ordinary Share, par value $0.00006 per share	ZLAB	The Nasdaq Global Market

Indicate by check mark
Ordinary Shares, par value $0.00006 per share*	9688	The Stock Exchange of Hong Kong Limited

*        Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2021 (U.S. Eastern Time), the Board of Directors (the “Board”) of Zai Lab Limited (the “Company”) appointed Scott W. Morrison as an independent director, effective immediately. The Board also appointed Mr. Morrison to the Audit Committee of the Board.

Mr. Morrison will receive compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy, including an annual cash retainer of $50,000 for his service on the Board and an annual cash retainer of $10,000 for his service on the Audit Committee of the Board, both of which will be pro-rated to an aggregate of $13,200 for his service for the year of 2021. Mr. Morrison will receive an initial grant on October 18, 2021 (U.S. Eastern Time) of 7,345 restricted Ordinary Shares of the Company. Furthermore, it is expected that he will receive equity compensation in subsequent years pursuant to the Company’s non-employee director compensation policy, subject to his continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Morrison, which requires the Company to indemnify Mr. Morrison against certain liabilities that may arise in connection with his status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed on March 1, 2021 and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Morrison and any other person pursuant to which Mr. Morrison was selected as a director. There are no transactions involving Mr. Morrison requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

A copy of the press release announcing Mr. Morrison’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Zai Lab Limited on October 18, 2021.

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

By:	/s/ Samantha Du
Samantha Du Chief Executive Officer

Date: October 18, 2021